Exhibit 99.1

FOR IMMEDIATE RELEASE

Merrimack Pharmaceuticals Reports Second Quarter 2012 Financial Results

Completion of $105 million IPO

Five therapeutic candidates in the clinic each planned to be developed with a companion diagnostic from proprietary Network Biology platform

Over 15 clinical trials ongoing including one Phase 3 trial in pancreatic cancer and four Phase 2 trials across multiple cancer indications

Cambridge, Mass., August 10, 2012 — Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer today announced its second quarter 2012 financial results.

“We are pleased with Merrimack’s accomplishments in our first four months as a public company and we are happy with the opportunities that it has opened up for us,” said Robert Mulroy, President and CEO of Merrimack.  “With the novel candidates and diagnostics we have in development and the number of projects we expect to enter the clinic over the next few years, this is a very exciting period of growth for Merrimack on both the business and scientific fronts.”

Key Recent Accomplishments

In the past few months, Merrimack had a number of significant developments including:

•                  Electing two new members to its board of directors — John Mendelsohn, MD, cancer pioneer, president emeritus of MD Anderson and co-founder of cetuximab, and James Quigley, CEO emeritus of Deloitte Touche Tohmatsu, Limited;

•                  Expanding NAPOLI-1, the Phase 3 trial of MM-398 in second line pancreatic cancer to include a combination arm of MM-398, 5-fluorouracil (5-FU) and leucovorin, adding the potential for MM-398 to receive a broader marketing label;

•                  Entering into a partnership with the Cancer Treatment Centers of America®  to advance its translational research efforts and individual patient treatment; and

•                  Presenting on the Phase 1 study of MM-121 in combination with erlotinib at the annual meeting of the American Society of Clinical Oncology.

Upcoming Events and Milestones

Merrimack expects to present at the following investor and scientific conferences:

•                  Jefferies 2012 Healthcare Summit, August 13, 2012 in Boston;

•                  Morgan Stanley Global Healthcare Conference, September 10-12, 2012 in New York;

•                  UBS Global Life Sciences Conference, September 19-20, 2012 in New York; and

•                  European Society for Medical Oncology (ESMO), September 28 — October 2, 2012 in Vienna, Austria.

Merrimack anticipates the following milestones in the next 12 months:

•                  Presentation on a Phase 1 study of MM-111 in combination with multiple agents and a Phase 1 study of MM-121 in combination with paclitaxel at ESMO 2012;

•                  Presentation on a Phase 1 monotherapy study of MM-302;

•                  Phase 1 initiation for MM-141, Merrimack’s IGF signaling inhibitor;

•                  Phase 1 initiation for MM-DX-929, an imaging diagnostic for Merrimack’s nanotherapeutics;

•                  Completion of enrollment in multiple Phase 2 trials; and

•                  Top line data announcement of multiple MM-121 Phase 2 studies.

Second Quarter 2012 Financial Results and 2012 Financial Outlook

Merrimack reported a net loss of $20.1 million for the second quarter of 2012, compared to $29.2 million for the second quarter of 2011. Net loss per share available to common stockholders for the second quarter of 2012 was $0.22 per share, compared to a loss of $2.76 per share for the second quarter of 2011.  This decrease in net loss per share available to common stockholders was primarily attributable to an increase in the weighted-average common shares used in computing net loss per share available to common stockholders as a result of Merrimack’s April 2012 initial public offering in which all outstanding shares of Merrimack’s convertible preferred stock were converted into 66,255,529 shares of common stock and Merrimack issued 15,042,459 new shares of common stock.

Collaboration revenues for the second quarter of 2012 were $12.1 million, compared to $6.6 million for the second quarter of 2011, an increase of $5.5 million, or 83%. This increase was a result of increases in development, milestone and manufacturing revenues recognized under the 2009 license and collaboration agreement with Sanofi for the development and commercialization of drug candidate MM-121.

Research and development expenses for the second quarter of 2012 were $28.8 million, compared to $31.2 million for the second quarter of 2011, a decrease of $2.4 million, or 8%. This decrease was primarily attributable to decreased overall spending on the MM-398 program resulting from the absence of a $10.0 million upfront license payment to PharmaEngine, Inc. which was made by Merrimack during 2011,partially offset by overall increases in spending on the MM-121, MM-111 and MM-302 programs.

General and administrative expenses for the second quarter of 2012 were $3.6 million, compared to $4.8 million for the second quarter of 2011, a decrease of $1.2 million, or 25%. This decrease was primarily attributable to a decrease in stock compensation expense allocable to general and administrative activities.

In April 2012, Merrimack closed the initial public offering of its common stock. Merrimack sold an aggregate of 15,042,459 shares of common stock at a public offering price of $7.00 per share, including 742,459 shares pursuant to the exercise by the underwriters of an over-allotment option. Net proceeds were approximately $98.1 million, after deducting underwriting discounts and commissions and other offering expenses but prior to the one-time payment of dividends of $4.3 million which became payable upon conversion of Merrimack’s Series B convertible preferred stock into common stock at the time of the IPO.

Merrimack expects its existing cash and cash equivalents and investments on hand as of June 30, 2012 of $106.7 million to be sufficient to fund operations into the second half of 2013.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of serious diseases, with an initial focus on cancer. Merrimack applies Network Biology, its proprietary systems biology-based approach to biomedical research, throughout the research and development process.  Merrimack currently has five targeted therapeutic oncology candidates in clinical development.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include statements about Merrimack’s growth on both the business and scientific fronts, Merrimack’s ability to advance its translational research efforts and individual patient treatment, Merrimack’s presentations at upcoming investor and oncology conferences, Merrimack’s anticipated milestones over the next 12 months and estimates regarding the sufficiency of Merrimack’s cash balance to fund operating expenses and capital expenditures. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, and other matters that could affect the availability or commercial potential of Merrimack’s drug candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2012.

Investor & Media Contact:  Kathleen Petrozzelli Gallagher, Corporate Communications, Merrimack, 617-441-1043, kgallagher@merrimackpharma.com

Media Contact: Betsy Stevenson, RaymondStevenson Healthcare Communications, 860-984-1424, betsy@raymondstevenson.com

MERRIMACK PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2011	2012(1)

Collaboration revenues	$6,595	$12,063

Operating expenses:

Research and development	31,187	28,758

General and administrative	4,832	3,610

Total operating expenses	36,019	32,368

Loss from Operations	(29,424)	(20,305)

Other income and expenses	228	166

Net loss	(29,196)	(20,139)

Less net loss attributable to non-controlling interest	(145)	(113)

Net loss attributable to Merrimack Pharmaceuticals	$(29,051)	$(20,026)

Net loss per share attributable to common shareholders – basic and diluted	$(2.76)	$(0.22)

Weighted-average common shares used in computing net loss per share available to common stockholders – basic and diluted	11,282	90,581

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	December 31, 2011	June 30, 2012(1)

Cash and cash equivalents	$50,454	$32,043

Available-for-sale securities	—	74,669

Total assets	85,299	138,706

Convertible preferred stock	268,225	—

Common stock	118	935

Total stockholders’ (deficit) equity	(290,490)	32,742

(1) In April 2012, Merrimack closed the initial public offering of its common stock pursuant to a registration statement on Form S-1, as amended. Merrimack sold an aggregate of 15,042,459 shares of common stock under the registration statement at a public offering price of $7.00 per share, including 742,459 shares pursuant to the exercise by the underwriters of an over-allotment option. Net proceeds were approximately $98.1 million, after deducting underwriting discounts and commissions and other offering expenses payable by Merrimack but prior to the payment of accrued dividends on Merrimack’s Series B convertible preferred stock. Upon closing the initial public offering, all outstanding shares of Merrimack’s convertible preferred stock were converted into 66,255,529 shares of common stock, all outstanding warrants to purchase shares of convertible preferred stock were converted into warrants to purchase shares of common stock and approximately $4.3 million of cash dividends became payable to the holders of Series B convertible preferred stock.

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